Exhibit 5.1 NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

2 W. Washington Street, Suite 400 Greenville, SC 29601 T: 864.373.2300 F: 864.373.2925 nelsonmullins.com

June 21, 2024

First National Corporation
112 West King Street
Strasburg, Virginia 22657

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to First National Corporation, a Virginia corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to 2,679,683 shares (the “Shares”) of the Company’s common stock, par value $1.25 per share, which may be issued in connection with the Agreement and Plan of Merger by and between the Company and Touchstone Bankshares, Inc. (“Touchstone”), dated as of March 25, 2024 (the “Merger Agreement”).  This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the joint proxy statement of Touchstone and the Company and the prospectus of the Company contained therein, (ii) the Merger Agreement, and (iii) other such records, agreements and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Merger Agreement by the parties thereto, upon representations of officers of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

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June 21, 2024

Furthermore, in rendering this opinion, we have assumed that the Company and Touchstone will each comply with their respective covenants set forth in the Merger Agreement, the valid receipt of Company shareholder votes required under the Virginia Stock Corporation Act to approve the issuance of the stock consideration pursuant to the Merger Agreement, the valid receipt of Touchstone shareholder votes required under the Virginia Stock Corporation Act to approve the Merger Agreement, and the satisfaction of all closing conditions in the Merger Agreement.  We have also assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of copies submitted to us with the original documents to which such copies relate and the legal capacity of all individuals executing any of the foregoing documents.

Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that when the Registration Statement has become effective under the Act, and the Shares that are being offered and sold by the Company pursuant to the Registration Statement, when issued by the Company as contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Opinions” and to the filing of this opinion as an exhibit to the Registration Statement.  The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act. This opinion is provided for use in connection with the Registration Statement and may not be relied upon for any other purpose or in connection with any other matters.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws other than the Virginia Stock Corporation Act (including the statutory provisions, all applicable provisions of the Commonwealth of Virginia and reported judicial decisions interpreting those laws).

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Virginia Stock Corporation Act be changed by legislative action, judicial decision or otherwise.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH, LLP